As filed with the Securities and Exchange Commission on October 26, 2009

Securities Act Registration No. 333-160781
Investment Company Act File Number 814-176

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM N-2

Registration Statement Under The Securities Act Of 1933:

Pre-Effective Amendment No.	☐

Post-Effective Amendment No. 2	☒

__________

HARRIS & HARRIS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

111 West 57th Street
Suite 1100
New York, New York 10019
(Address of Principal Executive Offices)

(212) 582-0900
(Registrant’s Telephone Number, including Area Code)

Douglas W. Jamison, Chairman, CEO
111 West 57th Street
Suite 1100
New York, New York 10019
 (Name and Address of Agent for Service)
___________

Copies to:

Sandra M. Forman, Esq.	Richard T. Prins, Esq.
General Counsel	Skadden, Arps, Slate, Meagher & Flom LLP
Harris & Harris Group, Inc.	Four Times Square
111 West 57th Street, Suite 1100	New York, New York 10036
New York, New York 10019	(212) 735-3000
(212) 582-0900
__________________

Approximate Date of Proposed Public Offering:
Not applicable. Removal of unsold securities from registration.

If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box.  *

EXPLANATORY NOTE

On July 24, 2009, Harris & Harris Group, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form N-2 (File No. 333-160781) (as amended by Pre-Effective Amendment No. 1 thereto, filed with the Commission on September 21, 2009, and Post-Effective Amendment No. 1 thereto, filed with the Commission on October 6, 2009, the “Registration Statement”).  The Registration Statement registered 7,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

On October 9, 2009, the Company completed an underwritten public offering of 4,887,500 shares of Common Stock pursuant to the Registration Statement.

In accordance with the undertaking contained in the Registration Statement, pursuant to Item 512(a)(3) of Regulation S-K, to remove from registration by means of a post-effective amendment any of the registered securities which remain unsold at the termination of the offering, this Post-Effective Amendment No. 2 to the Registration Statement is being filed to remove from registration 2,112,500 shares of Common Stock not sold on or before the date of this Post-Effective Amendment No. 2 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 26th day of October, 2009.

HARRIS & HARRIS GROUP, INC.

By: /s/  Douglas W. Jamison
       Name: Douglas W. Jamison
       Title: Chairman of the Board and Chief Executive Officer
                 (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Douglas W. Jamison Douglas W. Jamison	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 26, 2009

/s/ Daniel B. Wolfe Daniel B. Wolfe	Chief Financial Officer (Principal Financial Officer)	October 26, 2009

/s/ Patricia N. Egan Patricia N. Egan	Chief Accounting Officer, Senior Controller and Vice President	October 26, 2009

/s/ W. Dillaway Ayres, Jr. W. Dillaway Ayres, Jr.	Director	October 26, 2009

/s/ C. Wayne Bardin Dr. C. Wayne Bardin	Director	October 26, 2009

/s/ Philip A. Bauman Dr. Phillip A. Bauman	Director	October 26, 2009

/s/ G. Morgan Browne G. Morgan Browne	Director	October 26, 2009

/s/ Dugald A. Fletcher Dugald A. Fletcher	Director	October 26, 2009

/s/ Lori D. Pressman Lori D. Pressman	Director	October 26, 2009

/s/ Charles E. Ramsey Charles E. Ramsey	Director	October 26, 2009

/s/ James E. Roberts James E. Roberts	Director	October 26, 2009

/s/ Richard P. Shanley Richard P. Shanley	Director	October 26, 2009